Exhibit 16.1

March 22, 2010

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:    Old Second Bancorp, Inc.

File No. 000-10537

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A (Amendment No. 1) of Old Second Bancorp, Inc. filed March 22, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP